Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-22
CUSIP: 21988G718 & 21988GAUO

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2001.

INTEREST ACCOUNT

Balance as of June 1, 2001 ...............................              $0.00
        Scheduled Income received on securities ..........      $2,392,779.38
        Unscheduled Income received on securities ........              $0.00

LESS:
        Distribution to Class A1 Holders .................     -$2,185,643.25
        Distribution to Class A2 Holders .................       -$207,136.13
        Distribution to Depositor ........................             -$0.00
Balance as of December 1, 2001 ...........................              $0.00

PRINCIPAL ACCOUNT

Balance as of June 1, 2001 ...............................              $0.00
        Scheduled Principal payment received on securities              $0.00

LESS:
        Distribution to Holders ..........................              $0.00
Balance as of December 1, 2001 ...........................              $0.00

                UNDERLYING SECURITIES HELD AS OF DECEMBER 1, 2001

        Principal
        Amount                    Title of Security
        ------                    -----------------
        $57,141,000          Washington Mutual Capital I 8.375% Debentures
                             Due June 1, 2027
                             CUSIP: 939318AA9

U.S. Bank Trust National Association, as Trustee


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